                                                                  Exhibit (a)(9)


       THE LEADING PROVIDER OF SOLUTIONS FOR SECURELY MANAGING E-BUSINESS.


                                [NETEGRITY LOGO]


EMPLOYEE VALUE PROGRAM 2

[NETEGRITY LOGO]


Employee Value Program

-        Eligibility - All current employees

-        May tender all Outstanding Options, both vested and unvested

-        After 6 months and one day ("Initial Grant Date")

         - 1/2 of New Options granted at an exercise price equal to market value

-        After 7 months and one day ("Second Grant Date")

         - 1/2 of New Options granted at an exercise price equal to market value

-        New Options have different vesting schedule from Tendered Options

[NETEGRITY LOGO]


                                Vesting Schedule

-        Immediate vesting of a portion of New Options based on year of hire

- Balance of New Options vest on a quarterly basis over a three year period starting three months after the Initial Grant Date

              ----------------------------------------------------
                YEAR OF HIRE                    % OF NEW OPTIONS
                                                VESTED IMMEDIATELY
              ----------------------------------------------------
              1999 OR EARLIER                          40%
              ----------------------------------------------------
                    2000                               33%
              ----------------------------------------------------
               2001 AND 2002                           20%
              ----------------------------------------------------

[NETEGRITY LOGO]


                                Vesting Schedule

Example:

- ORIGINAL GRANT 12/15/99 - Employee tendered options in EVP in 2001 ("EVP1). New Options granted 3/11/02 with same vesting schedule.

-        UNDER EVP2 - Employee tenders outstanding options.

-        Year of hire - 1999

-        1/4 WOULD HAVE vested on each of the following dates: 12/15/00 12/15/01
                                12/15/02 12/15/03

-        On or about 3/25/03 and 4/25/03- New Option grants

-        40% of each New Option granted is vested when granted

- GOING FORWARD, VESTS every three months starting 3 months after the Initial Option Grant date

[NETEGRITY LOGO]


What are the rules?

-        You may tender all, or a portion of your Outstanding Options

- You must be employed by Netegrity on the Cancellation Date and when the New Options are issued.

- Netegrity cannot issue any options for 6 months and one day to any person who tenders options.

-        If more than one grant of options, special rule applies:

         - If you tender any options, all options granted after 2/22/02 with an exercise price lower than the tendered options, must also be tendered

[NETEGRITY LOGO]


Two New Option Grant Dates

-        New Options granted on two dates

         =        First 50% after 6 months plus 1 day

         =        Balance after 7 months plus 1 day

-        Why two dates?

         =        Stock price has been volatile

         =        Issuing new options on two dates helps to even out the price

[NETEGRITY LOGO]


Special Rule for Multiple Options

- If tendering options from one grant, also must tender any options granted after 2/22/02, if at a lower price.

Example:

=        1st grant - 5/2000, 500 shares @$25

=        2nd grant - 3/2002, 1,000 shares @$17

=        If tender 1st grant, must tender 2nd grant

[NETEGRITY LOGO]


The Process

- Review your option portfolio - do you want to tender all/portion of your options?

- If decide to tender, complete and return the agreement by midnight, 9/23/02 (Boston time).

-        On or about 9/24/02, Netegrity will cancel options.

-        On or about 3/25/03, Initial Grant Date (50% of New Options granted)

- On or about 4/25/03, Second Grant Date (remaining 50% of New Options granted)

[NETEGRITY LOGO]


Important Dates

--------------------------------------------------------------------------------
           WHEN                                             WHAT
--------------------------------------------------------------------------------
AUGUST 23, 2002                             EMPLOYEE VALUE PROGRAM 2 COMMENCES
--------------------------------------------------------------------------------
WEEK OF SEPTEMBER 02, 2002                  EMPLOYEE MEETINGS AND WEBINARS
--------------------------------------------------------------------------------
SEPTEMBER 23, 2002 - MIDNIGHT               CUTOFF FOR PAPERWORK
--------------------------------------------------------------------------------
ON OR ABOUT MARCH 25, 2003                  50% OF NEW OPTIONS ISSUED
ON OR ABOUT APRIL 25, 2003                  REMAINING 50% OF NEW OPTIONS ISSUED
--------------------------------------------------------------------------------

[NETEGRITY LOGO]


                               Points to consider

- A personal decision. What is "right" for your colleagues may not be "right" for you.

-        Netegrity cannot advise you.

- There is no way to predict the price of the stock in March or April of 2003.

-        You may decide to turn in all or a portion of your eligible options.

[NETEGRITY LOGO]


                                    Example

-        ORIGINAL OPTION - FEBRUARY 6, 2000 - 3,750 SHARES AT $57.00/SHARE
         (POST-SPLIT)

-        SHARES VEST 25% ON 2/6/01, `02, `03, `04

-        AS OF JULY 2002, 1875 SHARES WERE VESTED

-        IF TENDERED, REPLACEMENT SHARES ISSUED ON OR ABOUT 3/25/03

-        MARKET PRICE ON SEPT 1 IS $2.35 (EXAMPLE ONLY)


QUESTIONS TO ASK:

1.       DO I THINK THE MARKET PRICE WILL RISE/FALL?

3.       SHOULD I TENDER SOME AND KEEP SOME?

4.       SINCE 1,875 SHARES ARE VESTED, SHOULD I CANCEL THOSE OR KEEP THEM?

[NETEGRITY LOGO]

                                    Example

-        ORIGINAL OPTION    - MAY 2000 - 500 SHARES AT $25/SHARE
                            - MARCH 2002- 1,000 SHARES AT $17/SHARE

-        MARKET PRICE ON SEPT 1 IS $2.35 (EXAMPLE ONLY)

QUESTIONS

1 IF I DECIDE TO TENDER THE MAY 2000 GRANT, AM I PREPARED TO SURRENDER/SACRIFICE THE LOWER PRICED GRANT?

         (YOU WOULD BE REQUIRED TO DO SO, IF YOU TENDER THE MAY 2000 GRANT.)

2. IF I DECIDE TO TENDER THE MARCH 2002 GRANT, HOW WILL THAT IMPACT THE MAY 2000 GRANT?

         YOUR DECISION TO TENDER THE MARCH 2002 GRANT WILL NOT IMPACT YOUR DECISION ON THE MAY 2000 GRANT. TENDERING A LATER GRANT DOES NOT AFFECT THE EARLIER GRANT.